                                                                    Exhibit 3.56

                            CERTIFICATE OF FORMATION

                                       OF

                              AMR BROCKTON, L.L.C.

      The undersigned desires to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del C. Section 18-101 et seq., and hereby states as follows:

                                   ARTICLE I

      The name of the limited liability company is AMR BROCKTON, L.L.C. (hereinafter referred to as the "Company").

                                   ARTICLE II

      The Company's registered office in Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent for service of process at that address is Corporation Trust Company.

                                  ARTICLE III

      The name of the member of the Company (the "Member") is American Medical Response of Massachusetts, Inc. The business address of the Member is c/o American Medical Response, Inc., 2821 South Parker Road, 10th Floor, Aurora, Colorado 80014.

      IN WITNESS OF THE FOREGOING, the undersigned has duly executed this Certificate of Formation this 31st day of January, 2000.

                                       MEMBER:

                                       AMERICAN MEDICAL RESPONSE OF
                                       MASSACHUSETTS, INC., a Massachusetts
                                       corporation

                                       By: /s/ Joshua T. Gaines
                                           ------------------------------
                                           Name: Joshua T. Gaines
                                           Title: Vice President

(SEAL)